Advanta Corporation
                                        Four Horsham Business Center
                                        300 Welsh Road
                                        Horsham, PA  19044-2296
                                        215-657-4000



                                EXHIBIT 5.1
                                -----------


                              March 18, 1996


Advanta Corporation
Five Horsham Business Center
300 Welsh Road
Horsham, PA  19044-2296

          Re:  Securities and Exchange Commission -
               Registration Statement on Form S-3
               ------------------------------------

Ladies and Gentlemen:

     I am Vice President, Secretary and General Counsel of Advanta Corp. (the "Company"), and have acted as counsel for the Company in connection with the filing of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act") relating to the issuance by the Company of up to 1,500,000 shares of Class B common stock, par value $.01 per share (the "Class B Common Stock") pursuant to the Advanta Corp. Dividend Reinstatement and Stock Purchase Plan (the "Plan"). I am familiar with the requirement of the Act and the rules and regulations promulgated pursuant thereto. I have examined originals or copies, certified or otherwise identified to my satisfaction, of the Registration Statement, the Company's Restated Certificate of Incorporation, as amended to date, the Company's By-Laws, as amended to date, and such other corporate records and documents of the Company as I have deemed necessary or advisable in connection with rendering this option.

Based on the foregoing, it is my opinion that the Class B Common Stock has been duly authorized and, when issued and delivered against receipt by the Company of the consideration provided therefor under the Plan, will be validly issued, fully paid and nonassessable.

I hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement, and to the filing of this opinion with any other appropriate governmental agency.

Sincerely,



/s/ Gene S. Schneyer
-----------------------------
Gene S. Schneyer
Vice President, Secretary and
General Counsel